UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2014

ASBURY AUTOMOTIVE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31262	01-0609375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2905 Premiere Parkway NW, Suite 300 Duluth, GA		30097
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (770) 418 - 8200

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 7.01. Regulation FD Disclosure

In connection with the private offering described under Item 8.01 of this Current Report on Form 8-K, Asbury Automotive Group, Inc. (the “Company”) expects that the indenture (the “Indenture”) that will govern the 2024 Notes (as defined below) will, among other things, provide the Company with additional flexibility to make certain restricted payments, including payments to repurchase additional shares of common stock of the Company. Attached as Exhibit 99.1 hereto, and incorporated herein by reference, is a description of the covenant that will govern the Company’s ability to make such restricted payments pursuant to the Indenture. Unless and until the Company completes its previously announced tender offer and consent solicitation (the “Tender Offer and Consent Solicitation”) with respect to its $300.0 million outstanding 8.375% notes due 2020 (the “2020 Notes”), the Company will remain subject to the restrictive covenants and other provisions contained in the indenture governing the 2020 Notes. No assurances can be provided that the Company will be able to successfully complete the Tender Offer and Consent Solicitation. The offering of the 2024 Notes is not conditioned upon the consummation of the Tender Offer and Consent Solicitation.

The Company has also previously announced that it is in discussions with the lenders under its senior credit facility to enter into an amendment thereto intended to, among other things, provide the Company with additional flexibility thereunder to make certain restricted payments, including payments to repurchase additional shares of common stock of the Company. No assurances can be provided that the Company will be able to enter into such amendment, or the timing thereof. The completion of the offering of 2024 Notes and the consummation of the Tender Offer and Consent Solicitation are not conditioned upon entering into such amendment, nor is such amendment conditioned upon the completion of the offering of the 2024 Notes or the Tender Offer and Consent Solicitation.

The Company will base future repurchase decisions regarding its common stock on such factors as its stock price, general economic and market conditions, the potential impact on its capital structure, and the expected return on competing uses of capital such as strategic dealership acquisitions and capital investments. The Company gives no assurance as to the amount of repurchases to be made, the actual purchase prices or the timing of such repurchases.

Item 8.01. Other Events

On November 19, 2014, the Company issued a press release announcing the pricing of its previously announced offering of $400.0 million aggregate principal amount of 6.000% senior subordinated notes due 2024 (the “2024 Notes”), pursuant to an exemption from the registration requirements under the Securities Act of 1933 (the “Act”). The consummation of the offering of 2024 Notes is subject to customary closing conditions. A copy of the press release is attached hereto as Exhibit 99.2, and is incorporated herein by reference.

The 2024 Notes and the related guarantees have not been, and will not be, registered under the Act or the securities laws of any other place and may not be offered or sold in the United States absent registration or an applicable exemption therefrom. The 2024 Notes will be offered only to qualified institutional buyers under Rule 144A and to persons outside the United States under Regulation S.

The information contained in this Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy the 2020 Notes, the 2024 Notes or any other securities, and shall not constitute an offer, solicitation or sale of any 2020 Notes, the 2024 Notes or other securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact, and may include statements relating to the Company’s intention to complete the offering of the 2024 Notes or repurchase shares of its common stock and its ability to consummate the Tender Offer and Consent Solicitation and enter into an amendment to its senior credit facility. These statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, the Company’s ability to complete the offering of the 2024 Notes, consummate the Tender Offer and Consent Solicitation and enter into an amendment to its senior credit facility. There can be no guarantees that the Company’s plans for future operations will be successfully implemented or that they will prove to be commercially successful. These and other risk factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements are and will be discussed in the Company’s filings with the

Securities and Exchange Commission from time to time, including its most recent annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Number	Exhibit

99.1	Description of restricted payments covenant

99.2	Press release, dated November 19, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASBURY AUTOMOTIVE GROUP, INC

By:	/s/ George A. Villasana
Name:	George A. Villasana
Title:	Vice President, General Counsel and Secretary

Date: November 19, 2014

EXHIBIT INDEX

Number	Exhibit

99.1	Description of restricted payments covenant

99.2	Press release, dated November 19, 2014

5